EXHIBIT 99.2

                                                                Received 3/20/06

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF WESTCHESTER


--------------------------------------------
REBECCA NEWMAN, on behalf of herself and all   X Index No. 06-04478
others similarly situated,                     :
                                               : Date Purchased:  March 15, 2006
                       Plaintiff,              :
                                               : Plaintiff designates
                              vs.              : Westchester County
                                               : as the place of trial
                                               :
                                               :
OKTAY MOVSUMOV, DMITRI TIMOSHENKO,             :
BORIS S. ZILBERMINTS, PETER G, DILLING,        : The basis of the venue is that
ALAN D. BERLIN, LUKOIL OVERSEAS HOLDING,       : one or more defendants reside
LTD, and CHAPARRAL RESOURCES, INC.,            : in this County (CPLR 503(a)
                                               : and (c))
                                               :
                       Defendants.             : SUMMONS
                                               : -------
                                               :
                                               : Plaintiff resides at
                                               : 401 E. 34th Street
                                               : New York, NY  10016
                                               X
--------------------------------------------

     TO THE ABOVE-NAMED DEFENDANTS:

     YOU ARE HEREBY SUMMONED to answer the complaint in this action and to serve a copy of your answer, or, if the complaint is not served with this summons, to serve a notice of appearance, on the Plaintiff's attorneys within 20 days after the service of this summons, exclusive of the day of service (or within 30 days after the service is complete if this summons is not personally delivered to you within the State of New York); and in case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the complaint.

DATED:  New York, New York
             March 15, 2006
                                            MILBERG WEISS BERSHAD
                                            & SCHULMAN LLP


                                            By:  /s/  Benjamin Y. Kaufman
                                               -------------------------------
                                            Seth D. Rigrodsky
                                            Benjamin Y. Kaufman
                                            One Pennsylvania Plaza
                                            New York, NY  10119-0165
                                            Tel:  (212) 594-5300
                                            Fax:  (212) 868-1229

                                            -and-

                                            Brian D. Long
                                            Sean M. Brennecke
                                            919 N. Market Street, Suite 980
                                            Wilmington, DE  19801
                                            Tel: (302) 984-0597
                                            Fax: (302) 984-0870

                                            Attorneys for Plaintiff

Defendants' addresses:

Defendants Movsumov, Timoshenko,
Zilbermints, Dilling, Berlin and
Chaparral Resources, Inc.
2 Gannett Drive, Suite 418
White Plains, New York  10604

Defendant Lukoil Overseas Holding, Ltd.
1, ul. Bolshaya Ordynka,
Moscow, 115035,
Russia

                     SUPREME COURT OF THE STATE OF NEW YORK
                              COUNTY OF WESTCHESTER


--------------------------------------------
REBECCA NEWMAN, on behalf of herself and all X
others similarly situated,                   :
                                             :
                        Plaintiff,           :
                                             :   Index No. 06-04478
                              vs.            :
                                             :
OKTAY MOVSUMOV, DMITRI TIMOSHENKO,           :
BORIS S. ZILBERMINTS, PETER G. DILLING,      :   SHAREHOLDER'S CLASS
ALAN D. BERLIN, LUKOIL OVERSEAS HOLDING,     :   ACTION COMPLAINT
LTD, and CHAPARRAL RESOURCES, INC.,          :
                                             :   JURY TRIAL DEMANDED
                        Defendants.          X
--------------------------------------------

                      SHAREHOLDER'S CLASS ACTION COMPLAINT
                      ------------------------------------

     Plaintiff, through counsel, for her complaint against defendants, alleges upon personal knowledge with respect to paragraph 3, and upon information and belief based, inter alia, upon the investigation of counsel, as to all other allegations herein, as follows:

                              NATURE OF THE ACTION
                              --------------------

     1. This is a shareholder's class action on behalf of the public shareholders of defendant Chaparral Resources, Inc ("Chaparral" or the "Company"), against certain of its officers and directors and the controlling shareholder of Chaparral to enjoin certain actions of defendants related to the proposed acquisition of the outstanding shares of Chaparral common stock by its majority controlling shareholder, defendant Lukoil Overseas Holding, Ltd. (the "Proposed Transaction").

     2. The agreed-upon consideration that Lukoil Overseas Holding Ltd ("Lukoil") will pay to members of the Class (as defined below) in the Proposed Transaction is unfair and grossly inadequate because, among other things, the intrinsic value of Chaparral's common stock is materially in excess of the amount offered, giving due consideration to the Company's growth and anticipated operating results, net asset value, and future profitability. Moreover, the entire fairness standard of' judicial review applies to all aspects of the Proposed Transaction because, as the Company's majority controlling shareholder, Lukoil stands on both sides of the Proposed Transaction.

                                   THE PARTIES
                                   -----------

     3. Plaintiff Rebecca Newman is, and at all relevant times has been, the owner of Chaparral common stock.

     4. Defendant Chaparral Resources, Inc. is an oil and gas development and production company incorporated in Delaware, with its principle executive offices located at 2 Gannett Drive, Suite 418, White Plains, New York 10604. The Company's only operating asset is through its participation in the development of the Karakuduk Field, in the Republic of Kazakhstan through the operating company KKM, which Chaparral jointly owns with Lukoil. The Company is traded on the Over-The-Counter Bulletin Board under the symbol CHAR. OB. As of November 9, 2005 there were 38,209,502 shares of Chaparral common stock outstanding, held by hundreds if not thousands of shareholders of records.

     5. Defendant Lukoil is a wholly owned subsidiary of OAO LUKOIL, an international oil and gas production and refining company. Lukoil is the indirect owner of 68% of the outstanding shares of Chaparral common stock, and therefore dominates and controls Chaparral.

     6. Defendant Oktay Movsumov ("Movsumov") is and has been a director of the Company since 2005. Movsumov is an employee of, and was placed on the Company's Board by, Lukoil's parent company.

     7. Defendant Dmitri Timoshenko ("Timoshenko") is and has been a director of the Company since 2005 Timoshenko is an employee of, and was placed on the Company's Board by, Lukoil's parent company.

     8. Defendant Boris S. Zilbermints ("Zilbermints") is and has been a director of the Company since 2005. In January 2006, Zilbermints was appointed Chief Executive Officer of the Company. Zilbermints is also Lukoil's Regional Director for Kazakhstan. He was placed on the Company's Board by Lukoil's parent company.

     9. Defendant Peter G. Dilling ("Dilling") is and has been a director of the Company since 2002 and currently serves on the Company's Audit and Corporate Governance Committees. From 1995 to 1997, Dilling held various positions within the Company, including Vice Chairman of the Board.

     10. Defendant Alan D. Berlin ("Berlin") is and has been a director of the Company since 2002. Berlin currently serves as the Company's Corporate Secretary, on the Audit Committee, and as Chairman of the Corporate Governance Committee.

     11. Collectively Movsumov, Timoshenko, Zilbermints, Dilling, and Berlin are herein referred to as the "Individual Defendants."

     12. By virtue of their positions as directors and/or officers of Chaparral, and/or their exercise of control and dominant ownership over the business and corporate affairs of Chaparral, each and every of the Individual Defendants and Lukoil have, and at all relevant times had, the power to control and influence, and did control and influence and cause Chaparral to engage in the practices complained of herein. Each Individual Defendant and Lukoil owed and owes the Company and its shareholders fiduciary obligations and were and are required to: use their ability to control and manage Chaparral in a fair, just and equitable manner; act in furtherance of the best interests of Chaparral and its shareholders; govern Chaparral in such a manner as to heed the expressed views of its public shareholders; refrain from abusing their positions of control; and not to favor their own interests at the expense of Chaparral and its shareholders.

     13. As discussed in detail below, Lukoil and the Individual Defendants, who together control the actions of Chaparral, have breached their fiduciary duties to Chaparral's public shareholders by acting to cause or facilitate Lukoil's acquisition of all of the outstanding shares of Chaparral for unfair and inadequate consideration, and colluding in Lukoil's coercive tactics in accompanying such buyout.

     14. Each defendant herein is sued individually as a conspirator and aider and abettor, as well as in the case of the Individual Defendants, in their capacity as directors and/or officers of Chaparral, and the liability of each arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.

                             JURISDICTION AND VENUE
                             ----------------------

     15. Jurisdiction and venue are proper in this Court because Chaparral and the Individual Defendants are domiciled in and/or conduct business within the State. N.Y.C.P.L.R. ss. 302.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

     16. Plaintiff brings this action on behalf of herself and all other shareholders of the Company except the defendants herein and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest, who are or will be threatened with injury arising from defendants' actions, as more fully described herein (the "Class.")

     17. This action is properly maintainable as a class action for the following reasons:

         a. The Class is so numerous that joinder of all members is impracticable. There are millions of shares of Chaparral common stock that are outstanding, held by hundreds, if not thousands, of shareholders who are members of the Class.


         b. Members of the Class are scattered throughout the United States and are so numerous that it is impracticable to bring them all before this Court.

         c. There are questions of law and fact that are common to the Class and that predominate over any questions affecting individual class members. The common questions include, inter alia, the following:

            (i) Whether defendants have engaged in and are continuing to engage in conduct which unfairly benefits Lukoil at the expense of the members of the Class;

            (ii) Whether the Individual Defendants, as officers and/or directors of the Company, and Lukoil, as the controlling shareholder of Chaparral, are violating their fiduciary duties to plaintiff and the other members of the Class;

            (iii) Whether plaintiff and the other members of the Class would be irreparably damaged were defendants not enjoined from the conduct described herein; and

            (iv) Whether defendants have initiated and/or timed their buyout of Chaparral shares to unfairly benefit Lukoil at the expense of Chaparral's public shareholders.

         d. The claims of plaintiff are typical of the claims of the other members of the Class in that all members of the Class will be damaged by defendants' actions.

         e. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff is an adequate representatives of the Class.

         f. Plaintiff anticipates that there will not be any difficulty in the management of this litigation as a class action.

     18. The prosecution of separate actions by or against individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class, as well as adjudications with respect to individual members of the class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

     19. The party opposing the Class has acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.

     20. The class action is superior to any other method available for the fair and efficient adjudication of this controversy since it would be impractical and undesirable for each of the members of the Class who has suffered or will suffer damages to bring separate actions in various parts of the country.

                             SUBSTANTIVE ALLEGATIONS
                             -----------------------

     21. On March 13, 2006, the Company announced that it had entered into a definitive merger agreement with Lukoil, whereby Lukoil would acquire the remaining outstanding shares of the Company that it did not own (the "Proposed Transaction"). On the effective date of the Proposed Transaction, all issued and outstanding stock of Chaparral will be exchanged for $5.80 per share in cash, resulting in a payment to minority shareholders of approximately $88.6 billion, This value represents a meager 94% premium over the closing trading price of Chaparral common stock at the close of the last trading day before the Proposed Transaction was announced.

     22. The Proposed Transaction will be conditioned upon, among other things, approval of a meeting of the Company's shareholders expected to be held in May 2006. At this meeting, according to the Company in a press release, approval of 50% of the outstanding shares will be required to vote in favor of the Proposed Transaction for it to become effective. Because Lukoil already controls 68% of the Company's shares, the approval is a foregone conclusion, and the Company's minority shareholders will have no voice whatsoever in approving or rejecting the Proposed Transaction. Lukoil thus is in a position to ensure effectuation of the transaction without regard to its fairness to Chaparral's public shareholders.

     23. Although the Company has stated that a purported special committee of its Board of Directors (the "Special Committee") has negotiated the terms of the Proposed Transaction, it has not disclosed the identity of the Special Committee's members. In addition, the Company has not even confirmed that one or all of the members of the Special Committee were, in fact, independent from Lukoil. This is of significance given Lukoil's majority representation on, and resulting domination of, the Company's Board.

     24. Lukoil is the majority owner of Chaparral and is, therefore, well aware of the status of Chaparral's development and success. In making its inadequate offer to acquire the remaining stock of Chaparral, Lukoil has tried to take advantage of the fact that the market price of Chaparral stock does not fully reflect the progress and future value of the Company.

     25. The agreed-upon value of $5.80 per share to be paid to the members of the Class is unconscionable, unfair and grossly inadequate and constitutes unfair dealing because, among other things, (a) the intrinsic value of the stock of Chaparral is materially in excess of the $5.80 value, giving due consideration to the possibilities of growth and profitability of Chaparral in light of its business, earnings and earnings power, present and future; (b) the $5.80 value is inadequate and offers an inadequate premium to the public shareholders of Chaparral; and (c) the $5.80 value was fixed arbitrarily by Lukoil's to "cap" the market price of Chaparral stock, as part of a plan for defendants to obtain complete ownership of Chaparral's assets and business at the lowest possible price. The intrinsic unfairness in defendants' actions is also the product of the currently undervalued price of the shares in the marketplace.

     26. The consideration that Lukoil has offered has been dictated by Lukoil to serve its own interests, and is being crammed down by Lukoil and its representatives on Chaparral's Board to force Chaparral's minority shareholders to relinquish their Chaparral shares at a grossly unfair price. Such action constitutes unfair dealing.

     27. Because Lukoil is in possession of proprietary corporate information concerning Chaparral's future financial prospects, the degree of knowledge and economic power between Lukoil and the members of the Class is unequal, making it grossly and inherently unfair for Lukoil to obtain the remaining Chaparral shares at the unfair and inadequate price that it has proposed.

     28. By offering grossly inadequate value for Chaparral's shares and threatening or planning to use its coercive means of control to force the consummation of the Proposed Transaction, Lukoil is violating its duties as the Company's majority shareholder.

     29. Any buyout of Chaparral's public shareholders by Lukoil on the terms agreed to between Lukoil and the Individual Defendants will deny members of the Class their right to share proportionately and equitably in the true value of Chaparral's valuable and profitable business, and future growth in profits and earnings, at a time when the Company is poised to increase its profitability.

     30. Defendants' fiduciary obligations require them to:

         a. act independently so that the interests of Chaparral's public shareholders will be protected;

         b. adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation of entire fairness or, if such conflicts exist, to ensure that all the conflicts are resolved in the best interests of Chaparral's public shareholders; and

         c. provide Chaparral's shareholders with genuinely independent representation in the negotiations with Lukoil

     31. Because Lukoil controls Chaparral, no auction or market check can be effected to establish Chaparral's worth. Thus, Lukoil has the power, and is exercising its power, to acquire Chaparral's minority shares and dictate terms that are in Lukoil's best interest, without competing bids and regardless of the wishes or best interests of the members of the Class or the intrinsic value of Chaparral's stock.

     32. By reason of the foregoing, defendants have breached and will continue to breach their duties to the minority public shareholders of Chaparral and are engaging in improper, unfair dealing and wrongful and coercive conduct.

     33. Plaintiff and the Class will suffer irreparable harm unless defendants are enjoined from breaching their fiduciary duties and from carrying out the aforesaid plan and scheme.

     34. By reason of the foregoing, defendants have violated the fiduciary duties which each of them owes to plaintiff and the other members of the Class.

     35. Each of the defendants has colluded in and rendered substantial assistance in the accomplishment of' the wrongdoing complained of herein. In taking the actions, as particularized herein, to aid and abet and substantially assist the wrongs complained of, all defendants acted with an awareness of the primary wrongdoing and realized that their conduct would substantially assist the accomplishment of that wrongdoing and were aware of their overall contribution to the conspiracy, common scheme, and course of wrongful conduct.

     36. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and are prepared to consummate a buyout on unfair and inadequate terms which will exclude the Class from: its fair proportionate share of Chaparral's valuable assets and businesses, all to the irreparable harm of the Class, as aforesaid.

     37. Plaintiff and the other members of the Class are immediately threatened by the acts and transactions complained of herein, and lack an adequate remedy at law.

     WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in their favor and in favor of the Class and against defendants as follows:

     A. Declaring that this action is properly maintainable as a class action, and certifying plaintiff as class representative;

     B. Declaring that the defendants and each of them have committed or participated in a gross abuse of trust and have breached their fiduciary duties to plaintiff and other members of the Class or aided and abetted such breaches;

     C. Enjoining the Proposed Transaction and, if the transaction is consummated, rescinding the transaction;

     D. Ordering defendants to disclose and/or correct the material omissions and misrepresentations complained of herein;

     E. Awarding plaintiff and the Class compensatory damages and/or rescissory damages;

     F. Awarding plaintiff the costs and disbursements of this action, including allowance for plaintiff's attorneys' and experts' fees; and

     G. Granting such other, and further relief as this Court may deem to be just and proper.

                                   JURY DEMAND
                                   -----------

Plaintiff respectfully requests a trial by jury.

DATED:  March 15, 2006

                                            MILBERG WEISS BERSHAD
                                            & SCHULMAN LLP


                                            By:  /s/  Benjamin Y. Kaufman
                                               --------------------------------
                                            Seth D. Rigrodsky
                                            Benjamin Y. Kaufman
                                            One Pennsylvania Plaza
                                            New York, NY  10119-0165
                                            Tel:  (212) 594-5300
                                            Fax:  (212) 868-1229

                                            -and-

                                            Brian D. Long
                                            Sean M. Brennecke
                                            919 N. Market Street, Suite 980
                                            Wilmington, DE  19801
                                            Tel: (302) 984-0597
                                            Fax: (302) 984-0870

                                            Attorneys for Plaintiff